                                                        Exhibit No. EX-99(12)(b)

[STRADLEY LOGO]                              Stradley Ronon Stevens & Young, LLP
                                             2600 One Commerce Square
                                             Philadelphia, PA  19103-7098
                                             Telephone  215-564-8000
                                             Fax  215-564-8120
                                             www.stradley.com

                                February 24, 2006

Board of Directors
Delaware Investments Minnesota Municipal Income Fund III, Inc.
2005 Market Street
Philadelphia, Pennsylvania 19103

Board of Directors
Delaware Investments Minnesota Municipal Income Fund II, Inc.
2005 Market Street
Philadelphia, Pennsylvania 19103

     Re: Agreement and Plan of Acquisition (the "Plan") dated as of February 16,
     2006, by and among (i) Delaware Investments Minnesota Municipal Income Fund
     III, Inc.  ("Acquired Fund"), a corporation  incorporated under the laws of the State of  Minnesota  and a  closed-end  management  investment  company registered under the Investment  Company Act of 1940, as amended (the "1940
     Act"), (ii) Delaware  Investments  Minnesota Municipal Income Fund II, Inc.
     ("Acquiring Fund"), a corporation  incorporated under the laws of the State of Minnesota  and a closed-end  management  investment  company  registered under the 1940 Act, and (iii) Delaware Management Company ("DMC"), a series of Delaware  Management  Business Trust, a statutory trust formed under the laws of the State of Delaware.
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Ladies and Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences  of the  reorganization  of Acquired  Fund (the  "Reorganization"), which will consist of: (i) the  acquisition by Acquiring  Fund of  substantially all of the property, assets and goodwill of Acquired Fund in exchange solely for
(a) full and fractional  shares of common stock,  par value $0.01 per share,  of
Acquiring Fund ("Acquiring Fund Common  Shares"),  which are voting  securities, and (b) shares of Municipal Income Preferred  Shares,  Series D, par value $0.01 per share, of Acquiring Fund  ("Acquiring  Fund Preferred  Shares," and together with  Acquiring  Fund Common Shares,  the  "Acquiring  Fund Shares"),  which are voting  securities,  (ii) the pro rata distribution (a) of Acquiring Fund Common
Shares to  shareholders  of Acquired Fund Common Shares  ("Acquired  Fund Common
Shares"),  and (b) Acquiring Fund Preferred  Shares to  shareholders of Acquired
Fund  Preferred  Shares  ("Acquired  Fund  Preferred  Shares" and together  with
Acquired Fund Common Shares,  the "Acquired  Fund  Shares"),  according to their respective  interests in complete  liquidation  of Acquired  Fund, and (iii) the dissolution of Acquired Fund as soon as is practicable  after the closing of the
Reorganization  (the "Closing" and the date of closing the "Closing Date"),  all upon and subject to the terms and conditions of this Plan hereinafter set forth.

     In rendering our opinion,  we have reviewed and relied upon:  (a) the Plan, made as of the 16th day of February, 2006, by and among Acquired Fund, Acquiring
Fund and DMC; (b) the proxy materials  provided to shareholders of Acquired Fund in  connection  with the  Special  Meeting of  Shareholders,  as  adjourned,  of
Acquired Fund held on January 12, 2006; (c) certain  representations  concerning the  Reorganization  made to us by Acquired Fund and Acquiring  Fund in a letter dated February 24, 2006 (the "Representation  Letter"); (d) all other documents, financial  and  other  reports  and  corporate  minutes  we deemed  relevant  or appropriate;  and (e) such  statutes,  regulations,  rulings and decisions as we deemed  material  in  rendering  this  opinion.  All terms used  herein,  unless otherwise defined, are used as defined in the Plan.

     For purposes of this opinion,  we have assumed that  Acquired  Fund, on the
Closing of the Reorganization, satisfies, and immediately following the Closing,
Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the
Internal Revenue Code of 1986, as amended (the "Code"),  for  qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance with the applicable laws of the State of Minnesota,  the terms of the
Plan and the statements in the Representation Letter, it is our opinion that:

     1. The  acquisition  by Acquiring Fund of  substantially  all the assets of
Acquired Fund as provided for in the Plan in exchange for Acquiring  Fund Shares followed by the  distribution by Acquired Fund to its  shareholders of Acquiring
Fund  Shares  in  complete  liquidation  of  Acquired  Fund  will  qualify  as a reorganization within the meaning of Section 368(a)(1) of the Code, and Acquired
Fund and Acquiring Fund each will be a "party to the reorganization"  within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by Acquired Fund upon the transfer of substantially  all of its  assets  to  Acquiring  Fund in  exchange  solely  for
Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss will be recognized by Acquiring Fund upon the receipt by it of  substantially  all the assets of  Acquired  Fund in  exchange  solely for
Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4.  No  gain  or  loss  will  be  recognized  by  Acquired  Fund  upon  the
distribution   of  Acquiring  Fund  Shares  to  its   shareholders  in  complete
liquidation  of Acquired  Fund (in  pursuance  of the Plan)  pursuant to Section
361(c)(1) of the Code.

     5. The basis of the assets of Acquired Fund received by Acquiring Fund will be the same as the basis of these assets to Acquired Fund  immediately  prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of Acquired Fund received by Acquiring
Fund will include the period during which such assets were held by Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders of Acquired Fund upon the  exchange  of their  Acquired  Fund  Shares for  Acquiring  Fund Shares
(including  fractional shares to which they may be entitled) pursuant to Section
354(a) of the Code.

     8. The basis of  Acquiring  Fund  Shares  received by the  shareholders  of
Acquired Fund (including  fractional  shares to which they may be entitled) will be the same as the basis of Acquired Fund Shares exchanged  therefor pursuant to
Section 358(a)(1) of the Code.

     9. The holding period of Acquiring Fund Shares received by the shareholders of Acquired  Fund  (including  fractional  shares to which they may be entitled)
will include the holding period of Acquired Fund Shares  surrendered in exchange therefor,  provided  that  Acquired  Fund  Shares  were held as a capital  asset pursuant to Section 1223(1) of the Code on the Closing Date.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury Regulations"),  the items of Acquired Fund described in Section 381(c)
of the Code,  subject to the  conditions and  limitations  specified in Sections
381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our  opinion is  conditioned  upon the  performance  by  Acquired  Fund and
Acquiring Fund of their undertakings in the Plan and the Representation  Letter.
Our  opinion is  limited  to the  transactions  incident  to the  Reorganization described  herein,  and no opinion  is  rendered  with  respect to (i) any other transaction  or (ii) the  effect,  if any,  of the  Reorganization  (and/or  the transactions  incident thereto) on any other  transaction  and/or the effect, if any, of any such other transaction on the Reorganization.

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     This opinion is being  rendered to the Acquired Fund and Acquiring Fund and may be relied upon only by such funds and the  shareholders  of each.  We hereby consent to the use of this opinion as an exhibit to the  Registration  Statement of  Acquiring  Fund on Form  N-14,  and any  amendments  thereto,  covering  the registration  of the shares of Acquiring  Fund under the Securities Act of 1933, as amended, to be issued in the Reorganization.

                                          Very truly yours,

                                          STRADLEY, RONON, STEVENS & YOUNG, LLP

                                          By: /s/ William S. Pilling
                                          William S. Pilling, a Partner